                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                          January 28, 2004
---------------------
Baltimore, Maryland

MERCANTILE BANKSHARES REPORTS FOURTH QUARTER RESULTS

Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that net income for the quarter ended December 31, 2003 was $50.6 million, a 4% increase over net income of $48.5 million for the same period in 2002 and a 7% increase over the $47.2 million reported for the third quarter of 2003. The results of operations for F&M Bancorp ("F&M"), which has been integrated into a number of Bankshares affiliates, are included from the merger date, August 12, 2003, forward.

On the date of purchase, F&M had total loans of $1.4 billion, total earning assets of $2.2 billion, and total deposits of $1.7 billion. There were 10.4 million shares issued in connection with the acquisition, which was accounted for as a purchase and resulted in total consideration paid of $558.1 million (including the cash component) and the creation of approximately $432.4 million of goodwill and other intangible assets.

For the quarter ended December 31, 2003, diluted net income per share was $.63, a decrease of 10% from the $.70 reported for the fourth quarter last year. Adjusted weighted average shares outstanding increased from 69.4 million for the quarter ended December 31, 2002, to 80.2 million for the quarter ended December 31, 2003 as a result of the acquisition of F&M. Factors affecting earnings for the fourth quarter of 2003 relative to the same period for 2002 included: $2.8 million or $.04 per share of after-tax merger expenses related to the integration of F&M; $1.1 million or $.02 per share of additional after-tax amortization of intangible assets expense related to the acquisition of F&M and two acquisitions in Investment & Wealth Management completed earlier in 2003; and $560 thousand or $.01 per share of additional after-tax expense associated with Bankshares' deferred directors' compensation program, the cost of which fluctuates with Bankshares' stock price.

For the year 2003, net income was $196.8 million, an increase of 4% over the $190.2 million reported for the year 2002. Diluted net income per share for 2003 was $2.68, a 2% decrease from the $2.72 for the year 2002. Adjusted weighted average shares outstanding increased from 70.1 million for the year ended December 31, 2002, to 73.4 million for the year ended December 31, 2003 as a result of the acquisition of F&M.

Bankshares also reports net operating earnings, defined as "GAAP" (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations; securities gains and losses; and other significant gains, losses or expenses (such as those associated with integrating acquired entities' operations into Bankshares). Net operating earnings totaled $54.5 million for the fourth quarter of 2003, an increase of 12% over the $48.8 million for the same period for 2002 and an increase of 9% over the $49.9 million for the third quarter of 2003. Diluted net operating earnings per share for the fourth quarter were $.69, a decrease of 1% from the $.70 earned in the fourth quarter of 2002 and $.02 or 3% greater than diluted net operating earnings per share for the third quarter of 2003. A reconciliation of GAAP basis net income to net operating earnings can be found on page 12 of this release.

For 2003, net operating earnings were $200.3 million, an increase of 5% over $190.9 million for 2002. Diluted net operating earnings per share for 2003 were $2.73 compared with $2.72 for last year.

Mr. Kelly stated: "I believe we had a productive quarter. F&M has been integrated; there are signs of improving loan growth; credit quality has remained stable; and the investment and wealth management business is improving. We are well-positioned to benefit from the F&M acquisition and an improving economy in 2004."

Net interest income for the quarter ended December 31, 2003 increased 19% to $133.2 million from $112.3 million for the fourth quarter last year. The growth in net interest income was attributable to a 26% growth in average loans and a 30% growth in average securities. While this growth is largely attributable to the F&M acquisition, loan growth showed some improvement in the fourth quarter of 2003. End of period loan growth from September 30, 2003 to December 31, 2003 was $257.1 million or 2.9% (11.3% annualized). Year-over-year growth in average earning assets was partially offset by a 27 bp decline in the net interest margin from 4.55% to 4.28%. Compared to the third quarter 2003, however, the net interest margin increased 9 bp from 4.19%. This improvement was attributable to a slowing in prepayments and refinancings that reduce yields on Bankshares' mortgage-backed securities, residential real estate and consumer loans.

Net interest income for 2003 increased to $479.3 million or 9% over the $441.8 million for 2002. The growth in net interest income was attributable to a 14% growth in average loans and a 20% growth in average securities. Growth in average earning assets was partially offset by a 31 bp decline in the net interest margin from 4.65% to 4.34%. Nearly two-thirds of the decline in the net interest margin was attributable to the reduced benefit derived from noninterest-bearing funds. This benefit fell from 60 bp for 2002 to 40 bp for 2003.

At December 31, 2003, nonperforming assets amounted to $50.5 million or 0.55% of period-end loans and other real estate owned. This was relatively unchanged from $51.4 million at September 30, 2003. The comparable nonperforming asset ratios were 0.57% and 0.46% at September 30, 2003, and December 31, 2002, respectively. During the fourth quarter of 2003 Bankshares restructured a nonperforming loan with a customer of the lead bank engaged in the air pollution control systems business. The restructuring reduced the credit exposure to this customer to $5.4 million from $10.3 million. The balance of the credit remains on nonaccrual status.

The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, amounted to $28.4 million at December 31, 2003. Monitored loans were $30.5 million at September 30, 2003 and $24.9 million at December 31, 2002. Loans past due 30-89 days were $43.6 million at December 31, 2003 compared to $40.7 million at September 30, 2003 and $104.2 million at December 31, 2002.


The allowance for loan losses was $155.3 million at December 31, 2003, representing 1.68% of total loans. The level of the allowance has been affected by the acquisition of F&M, which had a lower allowance as a percentage of total loans and fewer nonperforming loans than Bankshares. The allowance for loan losses to total loans was 1.73% at September 30, 2003, and 1.90% at December 31, 2002. Net charge-offs for the quarter ended December 31, 2003, were $3.5 million, which resulted in an annualized ratio of net charge-offs to period-end loans of 0.15%. The comparable figures for the quarters ended September 30, 2003 and December 31, 2002, were $2.7 million and 0.12% and $2.9 million and 0.16%, respectively.

Noninterest income, which includes investment and wealth management fees, service charges on deposit accounts, mortgage banking-related fees, securities gains and losses and other income, increased 29% to $47.4 million for the fourth quarter of 2003 from $36.7 million for the comparable period in 2002 and increased 3% or $1.5 million from the third quarter of 2003. Gains and losses from the sale of investment securities were not material in the fourth quarters of 2003 or 2002 or the third quarter of 2003.

Investment and wealth management revenues were $21.5 million for the quarter ended December 31, 2003, an increase of 27% over the year-earlier period and an increase of 4% over the third quarter of 2003. These revenues benefited from rising equity market values, increased sales and the inclusion of revenues from Boyd Watterson Asset Management LLC and Peremel & Company, Inc., which were acquired on March 1, 2003 and April 1, 2003, respectively. The increases in service charges on deposit accounts for the fourth quarter of 2003 compared to the fourth quarter of 2002 and the third quarter of 2003 (31% and 12%, respectively), were largely attributable to F&M. Mortgage banking-related fees increased by 10% over the fourth quarter of 2002 primarily due to F&M but decreased by 17% from the third quarter of 2003 as refinancing activity slowed. Other income was $12.1 million for the fourth quarter of 2003 compared to $9.0 million reported in the year-earlier period and $12.6 million for the third quarter of 2003. The year-over-year increase included insurance fee income of $2.5 million related to F&M and the remainder of the increase was attributable to nondeposit-related customer fees.

Noninterest expenses, which include salaries, employee benefits, net occupancy expense of bank premises, furniture and equipment expenses, communications and supplies and other expenses, increased by 42% for the quarter ended December 31, 2003 to $99.4 million from $69.9 million for the fourth quarter of 2002. The principal reason for the year-over-year increases in each noninterest expense category was the inclusion of F&M, Boyd Watterson Asset Management LLC and Peremel & Company, Inc. In particular, operating expenses of the entities acquired during 2003 amounted to $19.8 million for the fourth quarter of 2003. Moreover, merger-related expenses amounted to $4.7 million during the fourth quarter of 2003; the termination of a technology equipment contract related to the investment and wealth management business cost $525 thousand; and incremental costs associated with the directors deferred compensation program, which fluctuates with changes in Bankshares' stock price, amounted to $926 thousand relative to the fourth quarter of 2002. Taking into account these additional costs of $26 million, and excluding from the fourth quarter of 2003 a $1.5 million severance charge, results in a net increase in noninterest expenses of $5.1 million or 7% over the fourth quarter of 2002.

Noninterest expenses for the quarter ended December 31, 2003 increased by 9% to $99.4 million over the $91.2 million reported for the third quarter of 2003. The inclusion of a full quarter of expenses for F&M amounted to approximately an $8.5 million increase over the third quarter. Moreover, relative to the third quarter, merger-related expenses increased by $2.3 million and the expense associated with the directors' deferred compensation program increased by $871 thousand in the fourth quarter. The fourth quarter charge for the termination of a technology equipment contract related to the investment and wealth management business amounted to $525 thousand. Taking into account these additional costs of $12.2 million, and excluding from the third quarter a $3.2 million severance charge, results in a net decline in noninterest expenses of $722 thousand or roughly 1% from the third quarter. Management attributes this decline to the realization of some of the cost saves from the F&M integration.

As discussed above, Bankshares incurred $.04 per share in merger-related after-tax expenses during the fourth quarter for a total of $.07 per share after-tax during 2003. Management expects additional merger-related expenses in 2004 will not amount to more than $.01 per share after-tax. Management further expects to have completed by the end of the first quarter of 2004 any remaining groundwork for realizing substantially all of the projected $26.5 million in annual cost savings associated with the acquisition and integration of F&M.

The operating efficiency ratio, a key measure of expense management, was 50.9% for the fourth quarter of 2003 versus 46.1% for the comparable period in 2002. Return on average assets for the fourth quarter of 2003 was 1.47%; return on average tangible equity was 16.49%; and the ratio of average tangible equity to average tangible assets was 9.51%. Excluding merger-related charges, return on average assets and return on average tangible equity would have been 1.55% and 17.40%, respectively, for the fourth quarter of 2003. For the year ended December 31, 2003, return on average assets was 1.64%; return on average tangible equity was 16.55%; and the ratio of average tangible equity to average tangible assets was 10.34%. Excluding merger-related charges, return on average assets and return on average tangible equity would have been 1.68% and 16.95%, respectively, for the year ended December 31, 2003. See footnotes (1), (2) and
(3) on page 12 for a reconciliation of the GAAP and non-GAAP measures referred to in this paragraph.

At December 31, 2003, total assets increased by 27% to $13.7 billion and total loans increased by 27% to $9.3 billion from December 31, 2002. Total deposits at December 31, 2003, increased by 24% to $10.3 billion and shareholders' equity increased by 39% to $1.8 billion from a year earlier. These substantial increases are due principally to the acquisition of F&M, which accounted for approximately three-fourths of the growth in total assets and 80% of the growth in total deposits.

From September 30, 2003 to December 31, 2003, loans increased in every category (except for the ongoing planned run-off in lease receivables) and in the aggregate increased by $257.1 million or 2.9%. For further details on the loan portfolio, see page 10 of this release.

From September 30, 2003 to December 31, 2003, total deposits remained relatively unchanged. Growth in noninterest-bearing deposits, savings and checking plus interest was offset by declines in money market, time deposits greater than $100,000 and other time deposits.

Cautionary Statement

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). Bankshares' management uses these operating earnings measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude goodwill and the amortization of goodwill related to the consummation of mergers. These operating earnings measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Bankshares' performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares' core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earnings performance measures that may be presented by other companies.

This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

Earnings Conference Call

Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review fourth quarter 2003 earnings in a conference call and audio webcast on Wednesday, January 28, 2004 at 10:00 a.m. EST.

To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at www.mercantile.com, Investor Relations, Shareholder News.

The conference call will be available for replay until February 11, 2004 at www.mercantile.com, Investor Relations, Shareholder News. An audio replay is also available until February 11, 2004 by dialing 877-519-4471 or internationally, 973-341-3080 and the access code/pin # is 4414435.

Additional financial information is available.

David E. Borowy
Investor Relations
(410) 347-8361
David.Borowy@Mercantile.net

       [LOGO]          MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                     (In thousands, except per share data)

                                               For the Twelve Months Ended              For the Quarter Ended
                                                       December 31,                           December 31,
                                       ------------------------------------    ------------------------------------
                                                                    % Incr.                                % Incr.
                                           2003            2002     (Decr.)      2003         2002          (Decr.)
                                       ------------------------------------    ------------------------------------
OPERATING RESULTS
-------------------------------------------------------------------------------------------------------------------
Net interest income (1)                $   479,330     $   441,804      8.5%   $   133,249  $   112,277        18.7%
-------------------------------------------------------------------------------------------------------------------
Net interest income - taxable
  equivalent (1)                           486,090         447,997      8.5        135,130      113,863        18.7
-------------------------------------------------------------------------------------------------------------------
Provision for loan losses                   12,105          16,378    (26.1)         3,033        4,935       (38.5)
-------------------------------------------------------------------------------------------------------------------
Net income                                 196,814         190,238      3.5         50,645       48,503         4.4
---------------------------------------============================================================================

PER COMMON SHARE DATA
-------------------------------------------------------------------------------------------------------------------
Basic net income                       $      2.70     $      2.74     (1.5)%  $       .64  $       .70        (8.6)%
-------------------------------------------------------------------------------------------------------------------
Diluted net income                            2.68            2.72     (1.5)           .63          .70       (10.0)
-------------------------------------------------------------------------------------------------------------------
Dividends paid                                1.29            1.18      9.3            .33          .30        10.0
-------------------------------------------------------------------------------------------------------------------
Book value at period end                     23.08           19.24     20.0
-------------------------------------------------------------------------------------------------------------------
Market value at period end                   45.58           38.59     18.1
-------------------------------------------------------------------------------------------------------------------
Market range:
-------------------------------------------------------------------------------------------------------------------
  High                                       45.95           45.36      1.3          45.95        40.39        13.8
-------------------------------------------------------------------------------------------------------------------
  Low                                        30.16           32.07     (6.0)         39.76        32.60        22.0
---------------------------------------============================================================================

AVERAGE BALANCE SHEET DATA
-------------------------------------------------------------------------------------------------------------------
Total loans                            $ 8,088,982     $ 7,088,844     14.1%   $ 9,129,330  $ 7,229,594        26.3%
-------------------------------------------------------------------------------------------------------------------
Total earning assets                    11,191,608       9,635,240     16.2     12,523,854    9,930,062        26.1
-------------------------------------------------------------------------------------------------------------------
Total assets                            11,971,581      10,123,457     18.3     13,666,099   10,474,396        30.5
-------------------------------------------------------------------------------------------------------------------
Total deposits                           8,991,854       7,632,410     17.8     10,168,699    7,986,611        27.3
-------------------------------------------------------------------------------------------------------------------
Shareholders' equity                     1,497,145       1,257,967     19.0      1,811,742    1,274,167        42.2
---------------------------------------============================================================================

STATISTICS AND RATIOS  (Net income annualized)
-------------------------------------------------------------------------------------------------------------------
Return on average assets                      1.64%           1.88%                   1.47%        1.84%
----------------------------------------------------------------- -------------------------------------------------
Return on average equity (2)                 13.15           15.12                   11.09        15.10
-------------------------------------------------------------------------------------------------------------------
Return on average tangible equity (2)        16.55           16.69                   16.49        16.62
-------------------------------------------------------------------------------------------------------------------
Average equity to average assets (2)         12.51           12.43                   13.26        12.16
-------------------------------------------------------------------------------------------------------------------
Average tangible equity to average
  tangible assets (2)                        10.34           11.45                    9.51        11.23
-------------------------------------------------------------------------------------------------------------------
Net interest rate spread - taxable
  equivalent                                  3.94            4.05                    3.93         4.03
-------------------------------------------------------------------------------------------------------------------
Net interest margin on earning
  assets - taxable equivalent                 4.34            4.65                    4.28         4.55
-------------------------------------------------------------------------------------------------------------------
Efficiency ratio (1),(3)                     50.92           46.07                   54.47        46.39
-------------------------------------------------------------------------------------------------------------------
Operating efficiency ratio (1),(3)           49.50           45.80                   50.92        46.11
-------------------------------------------------------------------------------------------------------------------
Dividend payout ratio                        47.78           43.07                   51.56        42.86
-------------------------------------------------------------------------------------------------------------------
Bank offices                                   227             185       42
-------------------------------------------------------------------------------------------------------------------
Employees                                    3,565           2,885      680
---------------------------------------============================================================================

CREDIT QUALITY DATA AT PERIOD END
-------------------------------------------------------------------------------------------------------------------
Net charge-offs                        $     8,574     $    19,240    (55.4)% $      3,450  $     2,921        18.1
-------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                            50,352          33,371     50.9
-------------------------------------------------------------------------------------------------------------------
Restructured loans                               -               -        -
-------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                   50,352          33,371     50.9
-------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                   191             132     44.7
-------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                  50,543          33,503     50.9
---------------------------------------============================================================================

CREDIT QUALITY RATIOS
-------------------------------------------------------------------------------------------------------------------
Provision for loan losses
  (annualized) as a percent of
  period-end loans                             .13%            .22%                    .13%         .27%
-------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized) as a
  percent of period-end loans                  .09             .26                     .15          .16
-------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a   percent
  of period-end loans                          .54             .46
-------------------------------------------------------------------------------------------------------------------
Allowance for loan losses as a
  percent of period-end loans                 1.68            1.90
-------------------------------------------------------------------------------------------------------------------
Allowance for loan losses as a
  percent of nonperforming loans            308.50          415.33
-------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent
  of period-end loans and
  other real estate owned                        -               -
-------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
  period-end loans and
  other real estate owned                      .55             .46
-------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
  total assets                                 .37             .31
---------------------------------------============================================================================

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

                [LOGO] MERCANTILE BANKSHARES CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                      (In thousands, except per share data)

                                                For the Twelve Months Ended                        For the Quarter Ended
                                                        December 31,                                    December 31,
                                        --------------------------------------------   -------------------------------------------
                                                            Increase/(Decrease)                               Increase/(Decrease)
                                                          --------------------------                         ---------------------
                                            2003        2002          Amount    %         2003       2002          Amount     %
                                        --------------------------------------------   -------------------------------------------
INTEREST INCOME
----------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                $ 472,379   $ 468,298   $  4,081      0.9  %  $ 129,288  $ 116,078   $  13,210     11.4
----------------------------------------====================================------------=================================---------
Interest and dividends
  on investment securities:
----------------------------------------------------------------------------------------------------------------------------------
    Taxable interest income                 109,767     109,699         68      0.1        28,660     27,221       1,439      5.3
----------------------------------------------------------------------------------------------------------------------------------
    Tax-exempt interest income                2,746       1,895        851     44.9           999        466         533    114.4
----------------------------------------------------------------------------------------------------------------------------------
    Dividends                                   754       1,055       (301)   (28.5)          114        255        (141)   (55.3)
----------------------------------------------------------------------------------------------------------------------------------
    Other investment income                   6,968         211      6,757        -         2,578         55       2,523        -
----------------------------------------====================================------------=================================---------
                                            120,235     112,860      7,375      6.5        32,351     27,997       4,354     15.6
----------------------------------------====================================------------=================================---------
Other interest income                         3,961       5,228     (1,267)   (24.2)          630      1,189        (559)   (47.0)
----------------------------------------====================================------------=================================---------
      Total interest income                 596,575     586,386     10,189      1.7       162,269    145,264      17,005     11.7
----------------------------------------====================================------------=================================---------

INTEREST EXPENSE
----------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                         93,190     122,569    (29,379)   (24.0)       22,298     28,301      (6,003)   (21.2)
----------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings             5,604      11,259     (5,655)   (50.2)        1,287      2,185        (898)   (41.1)
----------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                   18,451      10,754      7,697     71.6         5,435      2,501       2,934    117.3
----------------------------------------====================================------------=================================---------
      Total interest expense                117,245     144,582    (27,337)   (18.9)       29,020     32,987      (3,967)   (12.0)
----------------------------------------====================================------------=================================---------

NET INTEREST INCOME                         479,330     441,804     37,526      8.5       133,249    112,277      20,972     18.7
----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                    12,105      16,378     (4,273)   (26.1)        3,033      4,935      (1,902)   (38.5)
----------------------------------------====================================------------=================================---------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                   467,225     425,426     41,799      9.8       130,216    107,342      22,874     21.3
----------------------------------------====================================------------=================================---------

NONINTEREST INCOME
----------------------------------------------------------------------------------------------------------------------------------
Investment and wealth management             78,933      68,435     10,498     15.3        21,483     16,914       4,569     27.0

----------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts          36,912      31,454      5,458     17.4        10,840      8,293       2,547     30.7
----------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                11,111       9,945      1,166     11.7         2,813      2,550         263     10.3
----------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)      7,137         846      6,291    743.6           122          -         122        -
----------------------------------------------------------------------------------------------------------------------------------
Other income                                 42,498      33,070     9,428      28.5        12,140      8,963       3,177     35.4

----------------------------------------====================================------------=================================---------
      Total noninterest income              176,591     143,750     32,841     22.8        47,398     36,720      10,678     29.1
----------------------------------------====================================------------=================================---------

NONINTEREST EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
Salaries                                    160,326     133,200     27,126     20.4        45,724     34,375      11,349     33.0
----------------------------------------------------------------------------------------------------------------------------------
Employee benefits                            37,717      32,171      5,546     17.2         8,826      7,095       1,731     24.4
----------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises       20,756      15,904      4,852     30.5         7,305      3,690       3,615     98.0
----------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses             31,610      24,464      7,146     29.2         9,636      6,402       3,234     50.5
----------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                  15,188      13,375      1,813     13.6         4,682      3,361       1,321     39.3
----------------------------------------------------------------------------------------------------------------------------------
Other expenses                               71,850      53,494     18,356     34.3        23,255     14,927       8,328     55.8
----------------------------------------====================================------------=================================---------
      Total noninterest expenses            337,447     272,608     64,839     23.8        99,428     69,850      29,578     42.3
----------------------------------------====================================------------=================================---------

Income before income taxes                  306,369     296,568      9,801      3.3        78,186     74,212       3,974      5.4
----------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                     109,555     106,330      3,225      3.0        27,541     25,709       1,832      7.1
----------------------------------------====================================------------=================================---------

NET INCOME                                $ 196,814   $ 190,238   $  6,576   $  3.5     $  50,645     48,503   $   2,142      4.4
----------------------------------------====================================------------=================================---------

Weighted average shares outstanding          72,892      69,546      3,346      4.8        79,554     68,939      10,615     15.4
----------------------------------------====================================------------=================================---------

Adjusted weighted average shares
outstanding                                  73,421      70,067      3,354      4.8        80,196     69,409      10,787     15.5
----------------------------------------====================================------------=================================---------

NET INCOME PER COMMON SHARE:
  Basic                                       $2.70   $    2.74   $   (.04)    (1.5)    $     .64       $.70   $    (.06)    (8.6)
----------------------------------------====================================------------=================================---------
  Diluted                                     $2.68   $    2.72   $   (.04)    (1.5)    $     .63       $.70   $    (.07)   (10.0)
----------------------------------------====================================------------=================================---------

          [LOGO]       MERCANTILE BANKSHARES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)

                                                                                   December 31,
                                                      --------------------------------------------------------------
                                                                                              Increase/(Decrease)
                                                                                           -------------------------
                                                            2003              2002            Amount           %
                                                      --------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                  $   320,251      $   281,130      $   39,121        13.9 %
--------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                       1,799              358           1,441       402.5
--------------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                  1,639,365        2,149,517        (510,152)      (23.7)
--------------------------------------------------------------------------------------------------------------------
    Mortgage-backed securities                             1,288,667          348,323         940,344       270.0
--------------------------------------------------------------------------------------------------------------------
    States and political subdivisions                         81,180              577          80,603           -
--------------------------------------------------------------------------------------------------------------------
    Other investments                                        121,382           87,775          33,607        38.3
--------------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $30,115 (2003) and $41,150 (2002)                       28,213           38,299         (10,086)      (26.3)
--------------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $21,204 (2003) and $15,092 (2002)                       21,204           15,092           6,112        40.5
--------------------------------------------------------------------------------------------------------------------
        Total investment securities                        3,180,011        2,639,583         540,428        20.5
--------------------------------------------------------------------------------------------------------------------
Federal funds sold                                            26,236          264,293        (238,057)      (90.1)
--------------------------------------------------------------------------------------------------------------------
Loans held-for-sale                                           14,925                -          14,925           -
--------------------------------------------------------------------------------------------------------------------
Loans                                                      9,272,160        7,312,027       1,960,133        26.8
--------------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                             (155,337)        (138,601)         16,736        12.1
--------------------------------------------------------------------------------------------------------------------
        Loans, net                                         9,116,823        7,173,426       1,943,397        27.1
--------------------------------------------------------------------------------------------------------------------
Bank premises and equipment, net                             140,922          102,428          38,494        37.6
--------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                     191              132              59        44.7
--------------------------------------------------------------------------------------------------------------------
Goodwill, net                                                522,173          102,705         419,468       408.4
--------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                  56,223            7,530          48,693       646.7
--------------------------------------------------------------------------------------------------------------------
Other assets                                                 315,918          218,791          97,127        44.4
--------------------------------------------------------------------------------------------------------------------
        Total assets                                     $13,695,472      $10,790,376      $2,905,096        26.9
------------------------------------------------------===================================================-----------

LIABILITIES
Deposits:
  Noninterest-bearing deposits                           $ 2,750,721      $ 2,086,745      $  663,976        31.8
--------------------------------------------------------------------------------------------------------------------
  Interest-bearing deposits                                7,511,832        6,174,195       1,337,637        21.7
--------------------------------------------------------------------------------------------------------------------
        Total deposits                                    10,262,553        8,260,940       2,001,613        24.2
--------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                        809,021          823,385         (14,364)       (1.7)
--------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                       134,735           94,479          40,256        42.6
--------------------------------------------------------------------------------------------------------------------
Long-term debt                                               647,722          287,214         360,508       125.5
--------------------------------------------------------------------------------------------------------------------
        Total liabilities                                 11,854,031        9,466,018       2,388,013        25.2
--------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                              159,545          137,672          21,873        15.9
--------------------------------------------------------------------------------------------------------------------
Capital surplus                                              548,664          120,577         428,087       355.0
--------------------------------------------------------------------------------------------------------------------
Retained earnings                                          1,110,748        1,010,248         100,500         9.9
--------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                 22,484           55,861         (33,377)      (59.8)
--------------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                         1,841,441        1,324,358         517,083        39.0
--------------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity     $13,695,472      $10,790,376      $2,905,096        26.9
------------------------------------------------------===================================================-----------
Actual shares outstanding                                     79,773           68,836          10,937        15.9
--------------------------------------------------------------------------------------------------------------------
Book value per common share                              $     23.08      $     19.24      $     3.84        20.0
--------------------------------------------------------------------------------------------------------------------

            [LOGO]      MERCANTILE BANKSHARES CORPORATION
                       CONSOLIDATED AVERAGE BALANCE SHEETS
                                 (in thousands)

                                                         For the Twelve Months Ended                 For the Quarter Ended
                                                                  December 31,                            December 31,
                                                  ------------------------------------------- --------------------------------------

                                                          2003                 2002                 2003               2002
                                                  ------------------------------------------- --------------------------------------
Earning assets                                       Average   Yield*/    Average   Yield*/    Average   Yield*/  Average    Yield*/
  Loans:                                             Balance    Rate      Balance    Rate      Balance    Rate    Balance     Rate
------------------------------------------------------------------------------------------------------------------------------------
    Commercial                                    $ 4,795,334   5.77 %  $ 4,283,322  6.51 %  $ 5,293,174  5.57 % $ 4,363,317  6.29 %
------------------------------------------------------------------------------------------------------------------------------------
    Construction                                      929,939   5.41        733,237  6.09      1,053,049  5.25       788,649  5.80
------------------------------------------------------------------------------------------------------------------------------------
    Residential real estate                         1,171,194   6.46      1,072,297  7.30      1,309,345  6.13     1,066,253  7.07
------------------------------------------------------------------------------------------------------------------------------------
    Consumer                                        1,192,515   6.25        999,988  7.12      1,473,762  5.94     1,011,375  6.91
------------------------------------------------------------------------------------------------------------------------------------
      Total loans                                   8,088,982   5.90      7,088,844  6.67      9,129,330  5.67     7,229,594  6.44
------------------------------------------------------------------------------------------------------------------------------------

  Federal funds sold, et al                           250,462   1.56        178,624  2.92        215,329  1.15       257,504  1.83
------------------------------------------------------------------------------------------------------------------------------------

  Securities:**
  Taxable securities
    U.S. Treasury securities and government
      agencies                                      1,731,032   4.25      2,089,004  4.67      1,629,554  4.01     2,119,791  4.44
------------------------------------------------------------------------------------------------------------------------------------
    Mortgage-backed securities                        927,235   3.90        216,391  5.59      1,275,875  3.79       260,997  5.35
------------------------------------------------------------------------------------------------------------------------------------
    Other stocks and bonds                            114,924   6.78         23,220  6.02        142,405  7.51        23,280  5.81
------------------------------------------------------------------------------------------------------------------------------------
  Tax-exempt securities
------------------------------------------------------------------------------------------------------------------------------------
    States and political subdivisions                  69,888   6.50         38,799  8.08        117,374  5.59        38,538  7.94
------------------------------------------------------------------------------------------------------------------------------------
      Total securities                              2,843,079   4.29      2,367,414  4.83      3,165,208  4.14     2,442,606  4.60
------------------------------------------------------------------------------------------------------------------------------------

  Interest-bearing deposits in other banks              9,085    .66            358  4.12         13,987   .23           358  3.88
------------------------------------------------------------------------------------------------------------------------------------
        Total earning assets                       11,191,608   5.39      9,635,240  6.15     12,523,854  5.20     9,930,062  5.87
------------------------------------------------------------------------------------------------------------------------------------

  Cash and due from banks                             266,173               227,034              298,581             234,592
------------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment, net                    118,071               101,660              139,022             102,804
------------------------------------------------------------------------------------------------------------------------------------
  Other assets                                        543,341               300,422              861,348             345,086
------------------------------------------------------------------------------------------------------------------------------------
  Less: allowance for loan losses                    (147,612)             (140,899)            (156,706)           (138,148)
------------------------------------------------------------------------------------------------------------------------------------
        Total assets                              $11,971,581           $10,123,457          $13,666,099         $10,474,396
--------------------------------------------------===========-----------===========----------===========---------===========--------

Interest-bearing liabilities
  Deposits:
------------------------------------------------------------------------------------------------------------------------------------
    Savings                                       $ 1,168,074    .40    $   966,283   .87    $ 1,341,697   .30     1,008,805   .70
------------------------------------------------------------------------------------------------------------------------------------
    Checking plus interest accounts                 1,071,877    .19        873,497   .33      1,217,573   .16       928,083   .29
------------------------------------------------------------------------------------------------------------------------------------
    Money market                                    1,357,234    .72      1,096,417  1.30      1,606,119   .62     1,189,268  1.10
------------------------------------------------------------------------------------------------------------------------------------
    Time deposits $100,000 and over                 1,272,327   2.32      1,080,347  3.21      1,316,951  2.08     1,148,886  2.94
------------------------------------------------------------------------------------------------------------------------------------
    Other time deposits                             1,852,622   2.55      1,759,160  3.54      2,038,739  2.21     1,731,374  3.21
------------------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing deposits             6,722,134   1.39      5,775,704  2.12      7,521,079  1.18     6,006,416  1.87
------------------------------------------------------------------------------------------------------------------------------------

  Short-term borrowings                               851,348    .66        845,938  1.33        907,914   .56       827,745  1.05
------------------------------------------------------------------------------------------------------------------------------------
  Long-term debt                                      517,386   3.57        279,471  3.85        649,516  3.32       275,671  3.60
------------------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing funds                8,090,868   1.45      6,901,113  2.10      9,078,509  1.27     7,109,832  1.84
------------------------------------------------------------------------------------------------------------------------------------

  Noninterest-bearing deposits                      2,269,720             1,856,706            2,647,620           1,980,195
------------------------------------------------------------------------------------------------------------------------------------
  Other liabilities and accrued expenses              113,848               107,671              128,228             110,202
------------------------------------------------------------------------------------------------------------------------------------
        Total liabilities                          10,474,436             8,865,490           11,854,357           9,200,229
------------------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                              1,497,145             1,257,967            1,811,742           1,274,167
------------------------------------------------------------------------------------------------------------------------------------
        Total liabilities & shareholders' equity  $11,971,581           $10,123,457          $13,666,099         $10,474,396
--------------------------------------------------===========-----------===========----------===========---------===========--------

  Net interest rate spread                                      3.94 %               4.05 %               3.93 %              4.03 %
------------------------------------------------------------------------------------------------------------------------------------
  Effect of noninterest-bearing funds                            .40                  .60                  .35                 .52
-------------------------------------------------------------=======--------------=======--------------=======-------------=======--
  Net interest margin on earning assets                         4.34 %               4.65 %               4.28 %              4.55 %
-------------------------------------------------------------=======--------------=======--------------=======-------------=======--

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

          [LOGO]      MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (In thousands)

                                                                                         4Q 03          3Q 03          4Q 02
                                                                 -----------------------------------------------------------
PERIOD-END LOANS BY TYPE
-----------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                        $2,577,021     $2,534,519    $ 2,300,956
-----------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                         2,738,832      2,610,827      2,016,307
-----------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                               1,064,021      1,043,522        810,985
-----------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                     1,335,375      1,299,665      1,066,694
-----------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                                   1,067,360      1,045,428        775,673
-----------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                       415,500        399,576        239,232
-----------------------------------------------------------------------------------------------------------------------------
Lease financing                                                                          74,051         81,545        102,180
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL LOANS AT END OF PERIOD                                                   $9,272,160     $9,015,082    $ 7,312,027
-----------------------------------------------------------------============================================================

NONPERFORMING LOANS BY TYPE
-----------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                        $   36,569     $   37,764    $    15,938
-----------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                             7,363          6,330          9,322
-----------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                                     651            935          1,365
-----------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                         3,721          3,589          2,479
-----------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                                       1,146            721            156
-----------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                            78             97            105
-----------------------------------------------------------------------------------------------------------------------------
Lease financing                                                                             824          1,565          4,006
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL NONPERFORMING LOANS AT END OF PERIOD                                     $   50,352     $   51,001    $    33,371
-----------------------------------------------------------------============================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
-----------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                        $    9,357     $    9,748    $    53,590
-----------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                             6,679          7,400         13,921
-----------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                                     745          1,140          7,322
-----------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                        17,789         13,134         17,972
-----------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                                       7,893          8,401          5,592
-----------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                           910            884            956
-----------------------------------------------------------------------------------------------------------------------------
Lease financing                                                                             255             28          4,809
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL LOANS PAST DUE 30-89 DAYS                                                $   43,628     $   40,735    $   104,162
-----------------------------------------------------------------============================================================

CHARGE-OFFS BY LOAN TYPE
-----------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                        $    2,334     $    2,087    $     2,297
-----------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                                69            214             45
-----------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                                      10            160              -
-----------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                           192              4            134
-----------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                                       1,507          1,277          1,042
-----------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                             -             10             30
-----------------------------------------------------------------------------------------------------------------------------
Lease financing                                                                             588              -              -
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL CHARGE-OFFS                                                              $    4,700     $    3,752    $     3,548
-----------------------------------------------------------------============================================================

RECOVERIES BY LOAN TYPE
-----------------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                        $      322     $      298    $       166
-----------------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                                12             45              6
-----------------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                                       -              1             78
-----------------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                            14             72             51
-----------------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                                         590            614            325
-----------------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                             1              -              1
-----------------------------------------------------------------------------------------------------------------------------
Lease financing                                                                             311              5              -
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL RECOVERIES                                                               $    1,250     $    1,035    $       627
-----------------------------------------------------------------============================================================

      [LOGO]           MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                                          4Q 03                     3Q 03                    4Q 02
                                                                  -----------------------------------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                                              (Dollars in billions)
-----------------------------------------------------------------------------------------------------------------------------------
Personal
-----------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                               $       9.4               $       8.6              $       6.8
-----------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                    2.6                       2.4                      2.2
------------------------------------------------------------------=================================================================
              Total Personal                                               12.0                      11.0                      9.0

Institutional
-----------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                      12.2                      11.9                      8.5
-----------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                   21.6                      20.0                     18.3
------------------------------------------------------------------=================================================================
              Total Institutional                                          33.8                      31.9                     26.8

-----------------------------------------------------------------------------------------------------------------------------------
Mutual Funds Not Included Above                                             0.2                       0.1                      0.2
-----------------------------------------------------------------------------------------------------------------------------------

Personal & Institutional Combined
-----------------------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                      21.8                      20.6                     15.5
-----------------------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                                   24.2                      22.4                     20.5
-----------------------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                     $      46.0               $      43.0              $      36.0
------------------------------------------------------------------=================================================================


OTHER INTANGIBLE ASSETS INFORMATION                                                       (Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                        $    40,335               $    47,877              $     7,265
-----------------------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                          561                       390                      261
-----------------------------------------------------------------------------------------------------------------------------------
EOP Other Intangible Assets, Net                                         15,327                     9,092                        4
-----------------------------------------------------------------------------------------------------------------------------------
               EOP Total Other Intangible Assets, Net               $    56,223               $    57,359              $     7,530
------------------------------------------------------------------=================================================================

Amortization of Deposit Intangibles                                      $1,109               $     1,172              $       366
-----------------------------------------------------------------------------------------------------------------------------------
Amortization of Mortgage Servicing Rights                                   68                         98                       39
-----------------------------------------------------------------------------------------------------------------------------------
Amortization of Other Intangible Assets                                     670                       418                        6
-----------------------------------------------------------------------------------------------------------------------------------
               Total Amortization of Other Intangible Assets        $     1,847               $     1,688              $       411
------------------------------------------------------------------=================================================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                           (Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                           $180,737               $   184,174                 $236,509
-----------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                      1,887,592                 1,896,063                1,712,700
-----------------------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                                  3,695,169                 3,659,465                3,765,658
-----------------------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                          $ 5,763,498               $ 5,739,702              $ 5,714,867
------------------------------------------------------------------=================================================================

          [LOGO]       MERCANTILE BANKSHARES CORPORATION
                      RECONCILIATION OF NON-GAAP MEASURES
                     (In thousands, except per share data)

                                                                       For the Twelve Months Ended    For the Quarter Ended
                                                                               December 31,                December 31,
                                                                     ------------------------------  -------------------------
                                                                            2003         2002         2003           2002
                                                                     ------------------------------  -------------------------
(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable investments.

   Net interest income (GAAP basis)                                      $479,330      $441,804      $133,249      $112,277
   Taxable-equivalent adjustment                                            6,760         6,193         1,881         1,586
                                                                         ----------------------      ----------------------
   Net interest income - taxable equivalent                              $486,090      $447,997      $135,130      $113,863
                                                                         ======================      ======================

(2) Bankshares presents a return on average equity and a return on average tangible equity. Management excludes the balance of intangible assets and their related amortization expense from its calculation of return on average tangible equity and average tangible equity to average tangible assets. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

   Return on average equity (GAAP basis)                                    13.15 %       15.12 %       11.09 %       15.10 %
   Impact of excluding average intangible assets and amortization            3.40          1.57          5.40          1.52
                                                                         ----------------------      ----------------------
   Return on average tangible equity                                        16.55 %       16.69 %       16.49 %       16.62 %
                                                                         ======================      ======================

   Average equity to average assets (GAAP basis)                            12.51 %       12.43 %       13.26 %       12.16 %
   Impact of excluding average intangible assets and amortization           (2.17)        (0.98)        (3.75)        (0.93)
                                                                         ----------------------      ----------------------
   Average tangible equity to average tangible assets                       10.34 %       11.45 %        9.51 %       11.23 %
                                                                         ======================      ======================

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on a FTE basis and noninterest income. When computing the efficiency ratio, management excludes the amortization of intangible assets, merger-related expenses and gains and losses from sales of investment securities because of the uncertainty as to timing and amount of gain or loss to be recognized.

   Efficiency ratio (GAAP basis)                                            50.92 %       46.07 %       54.47 %       46.39 %
   Impact of excluding:  Securities gains and (losses)                       0.56          0.06          0.04             -
                         Amortization of deposit intangibles                (0.45)        (0.28)        (0.60)        (0.25)
                         Amortization of other intangibles                  (0.29)        (0.05)        (0.40)        (0.03)
                         Merger-related expenses                            (1.24)            -         (2.59)            -
                                                                         ----------------------      ----------------------
   Operating efficiency ratio                                               49.50 %       45.80 %       50.92 %       46.11 %
                                                                         ======================      ======================

(4) Bankshares presents net operating earnings and diluted net operating earnings per share in order to assess the core operating results of the Company.

   Net income (GAAP basis)                                               $196,814      $190,238      $ 50,645      $ 48,503
     Less: Securities (gains) and losses, net of tax                       (4,314)         (511)          (74)            -
     Plus: Amortization of deposit intangibles, net of tax                  1,821         1,017           670           221
           Amortization of other intangibles, net of tax                    1,167           175           446            27
           Merger-related expenses, net of tax                              4,844             -         2,847             -
                                                                         ----------------------      ----------------------
   Net operating earnings                                                $200,332      $190,919      $ 54,534      $ 48,751
                                                                         ======================      ======================

   Diluted net income per share (GAAP basis)                             $   2.68      $   2.72      $   0.63      $   0.70
     Less: Securities (gains) and losses, net of tax                        (0.06)        (0.01)            -             -
     Plus: Amortization of deposit intangibles, net of tax                   0.02          0.01          0.01             -
           Amortization of other intangibles, net of tax                     0.02             -          0.01             -
           Merger-related expenses, net of tax                               0.07             -          0.04             -
                                                                         ----------------------      ----------------------
   Diluted net operating earnings per share                              $   2.73      $   2.72      $   0.69      $   0.70
                                                                         ======================      ======================